Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”), dated October 4, 2019 (such date the “Termination Date”) is between Golden Developing Solutions, Inc., a Nevada corporation, (“Purchaser”) and Infusionz, LLC, a Colorado limited liability company (“Seller”). Purchaser and Seller are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement including all exhibits thereto, dated as of March 8, 2019 (the “APA”);

WHEREAS, Section 2.2(a) of the APA entitled “Additional Compensation for Seller[,]” provides that:

During the term in which there is a balance owed on the Note, and if Purchaser fails to make payment on the Note, Seller will have, at its discretion, the option to retain all monies collected from previous payments (including any previous sales of a portion or the entire amount of shares received as Stock Consideration) and retain stock options, however Seller will return the Stock Consideration, and the Purchaser shall then transfer all the equity of the Subsidiary (in the event the Subsidiary’s operations solely relate to the Assets) or shall return the Assets (in the event the Subsidiary’s operations do not solely relate to the Assets) to the Seller, thereby unwinding the transaction contemplated by this APA. This option will allow Seller to reassume control equivalent to the pre-transaction structure in the event Purchaser defaults on the payment of the Note[;]

WHEREAS, Purchaser has failed to make a payment on the Original Note (as defined under Section 3.1.1(b) below), and Seller has provided the requisite notice and otherwise met the requirements of notice;

WHEREAS, Seller desires to exercise its option pursuant to Section 2.2(a) of the APA; and the Parties hereto desire to terminate the APA on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 Definitions.

Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the APA.

ARTICLE 2 Termination of the APA.

Subject to the terms and conditions of this Termination Agreement, the term of the APA is hereby terminated as of the date on which all the conditions under Section 2.2(a) of the APA have been met (the “Termination Date”). From and after the Termination Date, the APA will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except that (a) any rights and obligations of the Parties that are expressly designated under Section 2.2 and Section 12(b) of the APA will survive the termination of the APA; and (b) any other rights and obligations of the Parties that come into being or effect upon the termination of the APA, subject to the terms and conditions of this Termination Agreement.

ARTICLE 3 Certain Rights and Obligations.

3.1 As material consideration for the covenants, agreements, and undertakings of the Parties under this Termination Agreement:

3.1.1 Contemporaneously with the execution of this Termination Agreement, Seller will:

(a) return the Stock Consideration in the amount of $2,600,000 worth of shares when granted pursuant to Section 2.1(a)(i) of the APA; via the people listed on Schedule A hereto returning the number of shares of purchaser listed next to their names;

(b) release Purchaser from that certain promissory note dated March 8, 2019 for a principal amount of $2,400,000, attached hereto as Exhibit A (“Original Note”), pursuant to Section 2.1(a)(iii) of the APA, and subject to Section 3.1.1(c) and Section 3.1.2(c) below;

(c) retain all monies collected from previous payments by the Purchaser (i.e. received by Infusionz, LLC), including the first installment of $100,000 for June 2019 under the Original Note;

(d) execute an assignment and assumption agreement for the Material Contracts (as defined under Section 4(e) of the APA), in the form attached hereto as Exhibit B (“Assignment and Assumption of the Material Contracts”); and

(e) have Nathan Weinberg and Joe Reid (members of Seller) waive their Stock Options (as defined under Schedule B of their respective employment agreements, attached hereto as Exhibit C, and which for the avoidance of doubt, were never issued);

(f) cause Nathan Weinberg to resign as CEO of CBD Infusionz, LLC, a Colorado limited liability company (the “Subsidiary”) and Joe Reid to resign as COO of the Subsidiary;

(g) terminate the broker agreement with Platform Brokerage discussed in Section 4(m) of the APA; and

3.1.2 Contemporaneously with the execution of this Termination Agreement, Purchaser will:

(a) deliver an unsecured promissory note to and in the name of Seller in the principal amount of $25,000 in the form of Exhibit D attached hereto (“Second Note”), which shall accrue interest at a rate of 3% per annum and shall be due and payable on December 31, 2019, pursuant to Section 2.1(a)(ii) of the APA for amount outstanding on the $300,000 cash payment due under Section 2.1(a)(ii) of the APA. As of the date of this Termination Agreement, Purchaser has paid $122,030 of the $300,000 cash payment owed to the Subsidiary under Section 2.1(a)(ii).

(b) transfer all of the Assets free and clear of any and all Liens (as defined under Section 1(a) of the APA and specifically including any additional assets and inventory purchased by CBD Infusionz, LLC prior to the Termination Date (collectively the “Assets” listed on Schedule 1 attached hereto)), whether such Assets are owned by Purchaser or the Subsidiary, dissolve the Subsidiary in the Secretary of State of Colorado, and execute an assignment and bill of sale for the Assets for the benefit of Seller, in the form attached hereto as Exhibit E (“Assignment and Bill of Sale of the Assets”). Purchaser represents and warrants that the Assets are free and clear of all Liens, and indemnifies Seller against liabilities associated with the Assets prior to the date of this Termination Agreement;

(c) deliver an unsecured promissory note to and in the name of Seller in the principal amount of $25,000 in the form of Exhibit F attached hereto, which shall accrue interest at a rate of 3% per annum and shall be due and payable on December 31, 2019 (“Third Note”). Purchaser will provide the Third Note to Seller for the outstanding monthly installments of $100,000 that Purchaser owes for July 2019, August 2019, and September 2019 under the Original Note and pursuant to Section 2.1(a)(iii) of the APA. As of the date of this Termination Agreement, Purchaser has made one monthly installment of $100,000 under the Original Note for June 2019;

(d) terminate those certain employment agreements of Nathan Weinberg and Joe Reid, attached hereto as Exhibit C, without penalty;

(e) pay Mr. Weinberg accrued and unpaid Base Salary (as defined in the employment agreement) through today’s date of $ , accrued and unpaid vacation time through today’s date of $ , and unreimbursed expenses through today’s date of $ ____, for a total amount owed by the Parent to the undersigned of $ ____;

(f) pay Mr. Reid accrued and unpaid Base Salary (as defined in the employment agreement) through today’s date of $ , accrued and unpaid vacation time through today’s date of $ , and unreimbursed expenses through today’s date of $ , for a total amount owed by the Parent to the undersigned of $ ;

(g) represent and warrant that none of the Stock Options were issued and indemnify Seller against any and all liabilities associated with the issuance of the Stock Options;

(h) communicate with the transfer agent within the year 2019 to revise share ownership reflected in this Termination Agreement;

(i) to the extent under Purchaser’s control, remove any reference to present ownership or affiliation with Seller in all written, online, web-based, and social media platforms;

(j) execute the Assignment and Assumption Agreement of the Material Contracts; and

(k) transfer and assign to Seller the leases for the following three properties (pursuant to the assignment of leases forms attached hereto as Exhibit G):

(i)	Denver, CO 80219;

(ii)	Denver, CO 80204; and

(iii)	Lakewood, CO 80226.

3.2 Contemporaneously with the execution of this Termination Agreement, each Party shall execute and deliver to the other Party all of the forms attached hereto as Exhibits.

3.3 Purchaser may be required by Securities and Exchange Commission (the “Commission”) filing requirements to conduct audits of the financial statements of Seller for fiscal years 2018 and 2017 and to file unaudited or pro forma financial statements for fiscal year 2019 with regard to Seller. If such an audit is required, for the six (6) months following the Termination Date, Seller agrees to provide reasonable assistance and cooperation, at Purchaser’s sole cost and expense, to the auditors selected by Purchaser in providing to them as promptly as reasonably practicable upon their request, the following (which is just a sample and not exclusive):

(a)	Bank statements and bank reconciliations;

(b)	Copies of invoices to customers selected by the auditors (anticipated to be approximately 75-100 per year), copies of evidence of payment received and supporting documentation;

(c)	Copies of invoices from vendors selected by the auditors (anticipated to be approximately 75-100 per year), copies of evidence of payments made and supporting documentation;

(d)	Copies of all promissory notes payable to Seller, copies of evidence of funds received, including bank statements, by Seller;

(e)	Copies of all lease agreements and subsequent renewals;

(f)	Information relating to Federal, state, local, including evidence of payments submitted monthly, quarterly or annually, and regarding the calculation for any accrued and or deferred taxes; and

(g)	Requests for onsite visit/ audits, including making Seller staff available to discuss the procedures and controls in place and provide any information requested relating thereto.

ARTICLE 4 Mutual Release.

4.1 In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the APA, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination Agreement.

4.2 Each Party, on behalf of itself and each of its respective Releasors, understands that it may later discover Claims or facts that may be different than, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this ARTICLE 4, and which, if known at the time of signing this Termination Agreement, may have materially affected this Termination Agreement and such Party’s decision to enter into it and grant the release contained in this ARTICLE 4. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this ARTICLE 4, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

ARTICLE 5 Representations and Warranties.

5.1 Each Party hereby represents and warrants to the other Party that:

5.1.1 It has the full right, power and authority to enter into this Termination Agreement and to perform its obligations hereunder.

5.1.2 The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

5.1.3 This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5.1.4 It (i) knows of no Claims against the other Party relating to or arising out of the APA that are not covered by the release contained in ARTICLE 4 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

5.2 EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE APA, SECTION 3.1.2(e) AND THIS ARTICLE 5 OF THIS TERMINATION AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE 5.

ARTICLE 6 Mutual Indemnification.

6.1 Each Party (as “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party, and its owners, members, attorneys, officers, directors, employees, agents, affiliates, permitted successors and permitted assigns (collectively, “Indemnified Party”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, Termination Fees (hereinafter defined), fees and the costs of enforcing any right to indemnification under this Termination Agreement and the cost of pursuing any insurance providers, and also including all liabilities associated with the Assets while owned by Purchaser (in the case of Purchaser as the Indemnifying Party) or liabilities associated with the Assets caused by the unauthorized actions of the members of the Seller (in the case of Seller as the Indemnifying Party), audits and penalties by any taxing authority (i.e. IRS) regarding inaccurate taxes paid by the legally responsible party with respect to the Assets, any documents signed by Purchaser on behalf of CBD Infusionz, LLC (in the case of Purchaser as the Indemnifying Party), or any of the foregoing incurred by an Indemnified Party and awarded against an Indemnified Party in any judgment (collectively, “Losses”), arising out or resulting from:

6.1.1 any claim of a third party or Party alleging: (i) material breach by Indemnifying Party or its employees, consultants or other personnel of any representation, warranty, covenant or other obligations set forth in this Termination Agreement; or (ii) negligence or more culpable act or omission of an Indemnifying Party or its employees, consultants or other personnel (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Termination Agreement; and

6.1.2 any claim which would be covered by an insurance policy or policies pursuant to Section 6.4 (in the case of Purchaser as the Indemnifying Party) or insurance held by the Seller (in the case of Seller as the Indemnifying Party) were such insurance policies in place if not in place, and if in place, any claim which exceeds coverage of such respective policy (the remainder of which if not paid shall be added to the principal balance of the Second Note if not expired, or a new note in substantially the same form as the Second Note) (in the case of Purchaser as the Indemnifying Party) or a new note to be negotiated between the Parties (in the case of Seller as the Indemnifying Party).

6.2 Notwithstanding anything to the contrary in this Termination Agreement, the Indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party against any Losses arising out of or resulting from an Indemnified Party’s: (i) willful acts or omissions; or (ii) bad faith failure to materially comply with any of its obligations set forth in this Termination Agreement.

6.3 An Indemnified Party seeking indemnification under this ARTICLE 6 shall give the Indemnifying Party: (i) prompt Notice (as defined below) of the relevant claim; provided, however, that failure to provide such Notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation, at the Indemnifying Party’s expense, in the defense of such claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party’s rights or interests. The Indemnified Party shall have the right to participate in the defense at its own expense.

6.4 Purchaser shall, at its own expense, maintain and carry in full force and effect, at least the following types and amounts of insurance coverage covering the Seller, Nate Weinberg, and Joe Reid (collectively the “Insured Parties”) from the Effective Date (defined in the APA as March 8, 2019) until the Termination Date with a tail coverage extending as applicable to the expiration of all applicable statutes of limitation for any claims covered by any of the following policies:

6.4.1 Commercial general liability with limits no less than $1,000,000 for each occurrence and $1,000,000 in the aggregate, including bodily injury and property damage and products and completed operations and advertising liability, which policy will include contractual liability coverage insuring the activities of Insured Parties for events occurring up to and including the Termination Date, regardless of when such claims are discovered or brought;

6.5 Purchaser shall, at its own expense, use commercially reasonable efforts to attain, maintain and carry in full force and effect, at least the following types and amounts of insurance coverage covering the Insured Parties from the Effective Date (defined in the APA as March 8, 2019) until the Termination Date with a tail coverage extending as applicable to the expiration of all applicable statutes of limitation for any claims covered by any of the following policies:

6.5.1 Products liability with limits no less than $1,000,000 for each occurrence and $2,000,000 in the aggregate, including injury and products and completed operations and advertising liability, which policy will include contractual liability coverage insuring all activities of Insured Parties for events occurring up to and including the Termination Date, regardless of when such claims are discovered or brought;

6.5.2 Errors & omissions with limits no less than $1,000,000 for each occurrence and $2,000,000 in the aggregate, which policy will include liability coverage insuring all activities of Insured Parties for events occurring up to and including the Termination Date, regardless of when such claims are discovered or brought; and

6.5.3 Directors and officers with limits no less than $1,000,000 for each occurrence and $2,000,000 in the aggregate, which policy will include liability coverage insuring all activities of Insured Parties for events occurring up to and including the Termination Date, regardless of when such claims are discovered or brought; and

6.5.4 Umbrella (excess) liability for the coverages in this ARTICLE 6, with limits no less than $5,000,000, which policy will include liability coverage insuring all activities of Insured Parties for events occurring up to and including the Termination Date, regardless of when such claims are discovered or brought.

6.6 Payments by Indemnifying Party under this ARTICLE 6 in respect of any Losses are limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment actually received by Indemnified Party in respect of any such indemnity claim, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other charge-backs. Indemnified Party shall use its best efforts to seek to recover any insurance proceeds in connection with making a claim under this ARTICLE 6. Promptly after the realization of any insurance proceeds, indemnity, contribution, or other similar payment, Indemnified Party shall reimburse Indemnifying Party for such reduction in Losses for which Indemnified Party was paid under this Termination Agreement.

ARTICLE 7 Confidentiality.

7.1 Subject to the terms and conditions of Section 9.1, each Party acknowledges the confidential nature of the terms and conditions of this Termination Agreement (collectively, the “Confidential Information”) and agrees that it shall not (a) disclose any of such Confidential Information to any person or entity, except to such Party’s affiliates, employees, advisors and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Termination Agreement, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Termination Agreement. Each Party shall be responsible for any breach of this ARTICLE 7 caused by any of its affiliates, employees, advisors, or other representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed pursuant to Section 9.1, such information will no longer be deemed “Confidential Information” for the purposes of this ARTICLE 7.

ARTICLE 8 Transaction Restriction.

8.1 Seller shall not for a period of three months subsequent to the Termination Date consummate a transaction with a company publicly listed on an exchange for the sale of all or substantially all of its equity and/or assets.

ARTICLE 9 Publicity and Announcements.

9.1 Neither Party shall (orally or in writing) publicly disclose or issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Termination Agreement or the subject matter hereof, without the prior written approval of the other Party (which shall not be unreasonably withheld or delayed), except to the extent that such Party (based upon the reasonable advice of counsel) is required to make any public disclosure or filing with respect to the subject matter of this Termination Agreement (i) by applicable law, or (ii) pursuant to any rules or regulations of any securities exchange or marketplace of which the securities of such party or any of its affiliates are listed or traded or (iii) in connection with enforcing its rights under this Termination Agreement.

9.2 Neither Party shall make, publish or communicate to any person or entity or in any public forum any comments or statements (written or oral) that intentionally seek to denigrate or disparage, or are detrimental to, the reputation or stature of the other Party or its businesses, or any of its employees, directors and officers, and existing and prospective customers, suppliers, investors and other associated third parties.

ARTICLE 10 Miscellaneous.

10.1 Each of the Parties hereto shall, and shall cause its respective affiliates to, from time to time at the request and sole expense of the other Party, without any additional consideration, furnish the other Party such further information or assurances; execute and deliver such additional documents, instruments, and conveyances; and take such other actions and do such other things, as may be necessary or appropriate to the requesting Party to carry out the provisions of this Termination Agreement and each of the other documents and give effect to the transactions contemplated hereby and thereby, including without limitation any accounting issues and tax returns.

10.2 All notices, requests, consents, claims, demands, waivers, summons and other legal process, and other similar types of communications hereunder (each, a “Notice”) must be in writing and addressed to the relevant Party at the address that may be designated by the receiving Party from time to time in accordance with this Section 10.1. All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 10.1.

10.3 Purchaser shall pay all fees and expenses of the Seller associated with unwinding the APA, the APA, and this Termination Agreement, including all attorneys’ fees and accountants’ fees associated with unwinding the APA, the APA, and this Termination Agreement (including exhibits attached hereto), and any other costs, fees, and expenses of Seller associated with unwinding the APA, the APA, and this Termination Agreement (“Termination Fees”). Purchaser agrees to reserve $10,000 on its books and records for each of the years 2019 and 2020 in anticipation of associated Termination Fees, which such Termination Fees shall be remitted to Seller within 5 days of Seller’s written request. Any Termination Fees owed but unpaid will be added to the outstanding principal balance of the Second Note if not expired, or a new note in substantially the same form as the Second Note.

10.4 This Termination Agreement and all related documents, including all exhibits attached hereto, and all matters arising out of or relating to this Termination Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Colorado.

10.5 The state or federal courts of Colorado located in the City of Denver shall be the exclusive forums for litigation concerning this Termination Agreement. All parties to this Termination Agreement consent to personal jurisdiction in such courts as well as service of process by notice sent by regular mail to the last known address of each Party or by any means authorized by Colorado law.

10.6 This Termination Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

10.7 Neither Party may assign, transfer or delegate any or all of its rights or obligations under this Termination Agreement without the prior written consent of the other party; provided, however, that either Party may assign this Termination Agreement to an affiliate, a successor-in- interest by consolidation, merger or operation of law or to a purchaser of all or substantially all of the Party’s assets. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing will be null and void. This Termination Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

10.8 This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

10.9 For purposes of this Termination Agreement, (i) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Termination Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The Parties drafted this Termination Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.10 The headings in this Termination Agreement are for reference only and do not affect the interpretation of this Termination Agreement.

10.11 If any term or provision of this Termination Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Termination Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if any fundamental term or provision of this Termination Agreement), is invalid, illegal or unenforceable, the remainder of this agreement shall be unenforceable. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.12 Each of the Parties shall, and shall cause its respective affiliates to, from time to time at the request and sole expense of the other Party, without any additional consideration, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary or desirable in the opinion of counsel to the requesting party to carry out the provisions of this Termination Agreement and give effect to the transactions contemplated hereby and thereby.

10.13 Each Party acknowledges and agrees that (i) a breach or threatened breach by such party of any of its obligations under this Termination Agreement would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and (ii) in the event of a breach or a threatened breach by such Party of any such obligations, the other Party will, in addition to any and all other rights and remedies that may be available to such party at law, in equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Each Party agrees that it shall not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 10.13.

10.14 This Termination Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement on the date first written above.

SELLER:

INFUSIONZ, LLC

By:
Name:	Nate Weinberg
Title:	CEO

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

EXHIBIT A (ORIGINAL NOTE)

EXHIBIT B (ASSIGNMENT AND ASSUMPTION OF THE MATERIAL CONTRACTS)

EXHIBIT C (EMPLOYMENT AGREEMENTS)

EXHIBIT D (SECOND NOTE)

EXHIBIT E (ASSIGNMENT AND BILL OF SALE OF THE ASSETS)

EXHIBIT F (THIRD NOTE)

EXHIBIT G (ASSIGNMENT OF LEASES)

SCHEDULE 1 (LIST OF ASSETS AND ALL AFTER-ACQUIRED ASSETS UP TO THE TERMINATION DATE OF INFUSIONZ,
LLC AND CBD INFUSIONZ, LLC)

Schedule A (List of Shareholders Returning Shares of Golden Developing Solutions Back to Company)

Shareholder	Number of Shares
Nathan Weinberg	83,560,174
Joseph Reed	19,282,438
Green Rush Network LLC	14,283,287
Jeremy Kamlet	8,996,998
Jonathan Hoenig	8,996,998
Spencer Beagle	4,417,511
Alexander Leder	2,570,992
Seth Eiken	2,570,992
Keane Tsu	2,570,992

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into effective as of October 4, 2019, by and between Infusionz, LLC, a Colorado limited liability company (“Seller”), and Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated March 8, 2019 (the “APA”). The APA provided for the purchase by Purchaser from Seller of the Assets (as defined under Section 1(a) of the APA) and the assignment to and the assumption by Purchaser of the Material Contracts (as defined under Section 4(e) of the APA and as set forth on Schedule 1 attached hereto). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA.

WHEREAS, Purchaser defaulted on payments on the Note (as defined under Section 2.1(a)(iii) of the APA) and Seller exercised its option pursuant to Section 2.2(a) of the APA to unwind the transactions contemplated by the APA by entering into that certain Termination Agreement dated October 4, 2019 (“Termination Agreement”) with Purchaser;

WHEREAS, pursuant to Section 3.1.1(d) of the Termination Agreement, the Parties will execute an assignment and assumption agreement for the Martial Contracts.

AGREEMENT

1. Assignment and Assumption. Purchaser hereby assigns the Material Contracts to Seller, and Seller hereby assumes and agrees to perform or otherwise carry out all of Purchaser’s obligations with respect to the Material Contracts. Purchaser agrees to indemnify and hold harmless Seller from any liability accruing from such Material Contracts before the date of this Assignment and Seller agrees to indemnify and hold harmless Purchaser from any liability accruing from such Material Contracts following the date of this Assignment. Notwithstanding the foregoing, Seller shall not assume, or become liable to pay, perform or discharge any liability for any Material Contract (unless Seller affirmatively elects otherwise in writing):

(i) where Purchaser is in default prior to the date of this Assignment; (ii) where the consent or approval of any person is required for Purchaser to assign or Seller to assume such Material Contract and such consent or approval is not obtained or waived in writing by Seller before the date of this Assignment; or (iii) where any notice to any person is required for Purchaser to assign or Seller to assume such Material Contract and such notice is not provided to such person or waived in writing by Seller before the date hereof.

2. No Additional Liability. Nothing contained in this Assignment will be deemed to in any way shift liability from Purchaser to Seller for any Asset or Assets, where the liability occurred prior to the transfer of the Assets to Seller and such liability has not been expressly assumed by Seller.

3. Right to Assign. Purchaser represents and warrants that Purchaser may legally and validly assign the Material Contracts to Seller without penalty or default or otherwise without violating or breaching any of Purchaser’s rights or obligations with regards to the Material Contracts.

4. Notices. Purchaser agrees that in the event that Purchaser receives any notices or demands in connection with the Material Contracts, including, without limitation, any notices of default or breach, it shall immediately deliver a copy of any such notices to Seller at such address as Seller shall furnish to Purchaser from time to time in accordance with the terms of the Termination Agreement.

5. Further Assurances. Each party will take all steps reasonably necessary to carry out the intent of the Termination Agreement and this Assignment in order to effectively assign the Material Contracts, including, but not limited to, by executing and delivering, or causing to be executed and delivered, such further instruments or documents of assignment, or by taking such other actions as may be reasonably requested by the other party.

6. Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Termination Agreement. Nothing contained in this Assignment shall be deemed to diminish any of the obligations, agreements, covenants, representations or warranties of the parties contained in the Termination Agreement.

7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Manual signatures exchanged electronically by facsimile or email shall be deemed original signatures for all purposes.

8. Recitals. The recitals above are incorporated by reference into this Assignment.

9. Amendment and Governing Law. This Assignment shall be governed in all respects by the laws of the state of Colorado (without regards to the conflict of law principles thereof). No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both parties to this Assignment. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE CANNABIS INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

[signature page follows.]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement is entered into effective as of the date first above written.

SELLER:

INFUSIONZ, LLC

By:
Name:	Nate Weinberg
Title:	CEO

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

SCHEDULE 1

TO ASSIGNMENT AND ASSUMPTION

AGREEMENT (MATERIAL CONTRACTS)

[TO BE LISTED]

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment and Bill of Sale”) is entered into effective as of October 4, 2019, by and between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”) for the benefit of Infusionz, LLC, a Colorado limited liability company (“Seller”).

RECITALS

WHEREAS, Seller and Purchaser entered into an Asset Purchase Agreement dated March 8, 2019 2019 (the “APA”). The APA provides for the purchase by Purchaser from Seller of the “Assets” (as defined under Section 1(a) of the APA), which includes the assets set forth on Schedule 1 attached hereto. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA.

WHEREAS, Purchaser defaulted on payments on the Note (as defined under Section 2.1(a)(iii) of the APA) and Seller exercised its option pursuant to Section 2.2(a) of the APA to unwind the transactions contemplated by the APA by entering into that certain Termination Agreement dated October 4, 2019 (“Termination Agreement”) with Purchaser;

WHEREAS, pursuant to Section 3.1.2(b) of the Termination Agreement, Purchaser will execute an assignment and bill of sale for the Assets for the benefit of Seller.

AGREEMENT

Purchaser hereby warrants, covenants and agrees as follows:

1. Assignment. In accordance with the terms and conditions of the APA, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser does hereby sell, transfer, convey, assign and deliver unto Seller, its successors and assigns, all of the Assets, including, without limitation, all of the Assets set forth on Schedule 1 attached hereto, free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”), to have and to hold said Assets unto Seller, its successors and assigns, to and for its and/or their use forever.

2. Title. Purchaser has good and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered to Seller, free and clear of all Liens, and Seller will receive hereby such good and marketable title thereto.

3. Warranty. Purchaser warrants and will defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4. Further Assurances. Purchaser will take all steps necessary to put Seller or its successors and assigns in actual possession and operating control of the Assets, to carry out the intent of the APA and this Assignment and Bill of Sale, or to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Seller.

5. Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Termination Agreement. Nothing contained in this Assignment and Bill of Sale shall be deemed to diminish any of the obligations, agreements, covenants, representations, or warranties of Purchaser contained in the APA.

7. Governing Law; Amendment. This Assignment shall be governed in all respects by the laws of the state of Colorado (without regards to the conflict of law principles thereof). Purchaser submits to the jurisdiction of the courts in and for the state of Colorado. No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both Purchaser and Seller. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE CANNABIS INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

8. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

[signature page follows.]

IN WITNESS WHEREOF, this Assignment and Bill of Sale is entered into effective as of the date first above written.

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

SCHEDULE 1

TO ASSIGNMENT AND BILL OF SALE

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment of Leases”) is entered into effective as of October 4, 2019 by and between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”), and Infusionz, LLC, a Colorado limited liability company (“Seller”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated March 8, 2019 (the “APA”). The APA provided for the purchase by Purchaser from Seller of the Assets (as defined under Section 1(a) of the APA) and the assignment to and the assumption by Purchaser of the Material Contracts (as defined under Section 4(e) of the APA and as set forth on Schedule 1 attached hereto). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA.

WHEREAS, Purchaser defaulted on payments on the Note (as defined under Section 2.1(a)(iii) of the APA) and Seller exercised its option pursuant to Section 2.2(a) of the APA to unwind the transactions contemplated by the APA by entering into that certain Termination Agreement dated October 4, 2019 (“Termination Agreement”) with Purchaser;

WHEREAS, pursuant to Section 3.1.2(g) of the Termination Agreement, Purchaser will transfer and assign to Seller the leases for the space at the real property Denver, CO 80204 (the “Property”).

AGREEMENT

1.	For good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser hereby irrevocably assigns, transfers and sets over to Seller all of Purchaser’s right, title and interest, as lessor, in and to those certain leases, license agreements and other occupancy agreements (collectively, the “Leases”) in effect for space at the Property and listed on Schedule A attached hereto and made a part hereof.

2.	Seller hereby expressly assumes all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof.

3.	In the case of any Security Deposits in the form of letters of credit which by their terms are not transferable, Purchaser shall hold such non-transferable letters of credit in escrow for the benefit of Seller and, upon written request by Seller, shall draw down on any such letter of credit and, simultaneously therewith, shall deliver the proceeds of such draw-down to Seller.

4.	Purchaser hereby agrees to indemnify and to hold Seller harmless from and against any and all loss, cost, liability, damage or expense, including without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof, and arising out of or with respect to the failure of Purchaser to have performed any of the obligations of the landlord under the Leases which accrued prior to the date hereof.

5.	This Assignment of Leases is made by Purchaser without recourse and without any express or implied representation or warranty whatsoever.

6.	This Assignment of Leases may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

7.	This Assignment of Leases shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of law rules.

8.	This Assignment of Leases and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9.	No modification, waiver, amendment, discharge or change of this Assignment of Leases shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Leases as of the date first above written.

SELLER: INFUSIONZ, LLC

By:
Name:	Nate Weinberg
Title:	CEO

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

SCHEDULE A

THE LEASES

SCHEDULE B

LETTERS OF CREDIT

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment of Leases”) is entered into effective as of October 4, 2019 by and between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”), and Infusionz, LLC, a Colorado limited liability company (“Seller”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated March 8, 2019 (the “APA”). The APA provided for the purchase by Purchaser from Seller of the Assets (as defined under Section 1(a) of the APA) and the assignment to and the assumption by Purchaser of the Material Contracts (as defined under Section 4(e) of the APA and as set forth on Schedule 1 attached hereto). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA.

WHEREAS, Purchaser defaulted on payments on the Note (as defined under Section 2.1(a)(iii) of the APA) and Seller exercised its option pursuant to Section 2.2(a) of the APA to unwind the transactions contemplated by the APA by entering into that certain Termination Agreement dated October 4, 2019 (“Termination Agreement”) with Purchaser;

WHEREAS, pursuant to Section 3.1.2(g) of the Termination Agreement, Purchaser will transfer and assign to Seller the leases for the space at the real property Lakewood, CO 80226 (the “Property”).

AGREEMENT

1.	For good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser hereby irrevocably assigns, transfers and sets over to Seller all of Purchaser’s right, title and interest, as lessor, in and to those certain leases, license agreements and other occupancy agreements (collectively, the “Leases”) in effect for space at the Property and listed on Schedule A attached hereto and made a part hereof.

2.	Seller hereby expressly assumes all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof.

3.	In the case of any Security Deposits in the form of letters of credit which by their terms are not transferable, Purchaser shall hold such non-transferable letters of credit in escrow for the benefit of Seller and, upon written request by Seller, shall draw down on any such letter of credit and, simultaneously therewith, shall deliver the proceeds of such draw-down to Seller.

4.	Purchaser hereby agrees to indemnify and to hold Seller harmless from and against any and all loss, cost, liability, damage or expense, including without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof, and arising out of or with respect to the failure of Purchaser to have performed any of the obligations of the landlord under the Leases which accrued prior to the date hereof.

5.	This Assignment of Leases is made by Purchaser without recourse and without any express or implied representation or warranty whatsoever.

6.	This Assignment of Leases may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

7.	This Assignment of Leases shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of law rules.

8.	This Assignment of Leases and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9.	No modification, waiver, amendment, discharge or change of this Assignment of Leases shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Leases as of the date first above written.

SELLER: INFUSIONZ, LLC

By:
Name:	Nate Weinberg
Title:	CEO

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

SCHEDULE A

THE LEASES

SCHEDULE B

LETTERS OF CREDIT

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment of Leases”) is entered into effective as of October 4, 2019 by and between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”), and Infusionz, LLC, a Colorado limited liability company (“Seller”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated March 8, 2019 (the “APA”). The APA provided for the purchase by Purchaser from Seller of the Assets (as defined under Section 1(a) of the APA) and the assignment to and the assumption by Purchaser of the Material Contracts (as defined under Section 4(e) of the APA and as set forth on Schedule 1 attached hereto). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the APA.

WHEREAS, Purchaser defaulted on payments on the Note (as defined under Section 2.1(a)(iii) of the APA) and Seller exercised its option pursuant to Section 2.2(a) of the APA to unwind the transactions contemplated by the APA by entering into that certain Termination Agreement dated October 4, 2019 (“Termination Agreement”) with Purchaser;

WHEREAS, pursuant to Section 3.1.2(g) of the Termination Agreement, Purchaser will transfer and assign to Seller the leases for the space at the real property Denver, CO 80219 (the “Property”).

AGREEMENT

1.	For good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser hereby irrevocably assigns, transfers and sets over to Seller all of Purchaser’s right, title and interest, as lessor, in and to those certain leases, license agreements and other occupancy agreements (collectively, the “Leases”) in effect for space at the Property and listed on Schedule A attached hereto and made a part hereof.

2.	Seller hereby expressly assumes all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof.

3.	In the case of any Security Deposits in the form of letters of credit which by their terms are not transferable, Purchaser shall hold such non-transferable letters of credit in escrow for the benefit of Seller and, upon written request by Seller, shall draw down on any such letter of credit and, simultaneously therewith, shall deliver the proceeds of such draw-down to Seller.

4.	Purchaser hereby agrees to indemnify and to hold Seller harmless from and against any and all loss, cost, liability, damage or expense, including without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof, and arising out of or with respect to the failure of Purchaser to have performed any of the obligations of the landlord under the Leases which accrued prior to the date hereof.

5.	This Assignment of Leases is made by Purchaser without recourse and without any express or implied representation or warranty whatsoever.

6.	This Assignment of Leases may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

7.	This Assignment of Leases shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of law rules.

8.	This Assignment of Leases and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9.	No modification, waiver, amendment, discharge or change of this Assignment of Leases shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Leases as of the date first above written.

SELLER:

INFUSIONZ, LLC

By:
Name:	Nate Weinberg
Title:	CEO

PURCHASER:

GOLDEN DEVELOPING SOLUTIONS, INC.

By:	/s/ Stavros Triant
Name:	Stavros Triant
Title:	CEO

SCHEDULE A

THE LEASES

SCHEDULE B

LETTERS OF CREDIT